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                                   EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                     Two Quarters Ended
                                                                        --------------------------------------------
                                                                           December 27,            December 28,
(In millions, except ratios)                                                   2002                    2001
                                                                        -------------------     --------------------
EARNINGS:
Net Income                                                                    $  36.2                 $  33.5
Plus: Income taxes                                                               18.7                    17.2
      Fixed charges                                                              16.0                    18.5
      Amortization of capitalized interest                                        -                       -
Less: Interest capitalized during the period                                      -                       -
      Undistributed earnings in equity investments                                -                      (0.2)
                                                                              -------                 -------
                                                                              $  70.9                 $  69.4
                                                                              =======                 =======
FIXED CHARGES:
Interest expense                                                              $  12.3                 $  14.9
Plus: Interest capitalized during the period                                      -                       -
      Portion of rents deemed representative of
       the interest factor                                                        3.7                     3.6
                                                                              -------                 -------
                                                                              $  16.0                 $  18.5
                                                                              =======                 =======
RATIO OF EARNINGS TO FIXED CHARGES                                               4.43                   3.75

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